                                                                   EXHIBIT 10.23

             CONFIDENTIAL INFORMATION AND NON-COMPETITION AGREEMENT

      THIS AGREEMENT is made as of the 11th day of August, 2000 between Vlasic Foods International Inc. (the "Company") and Robert F. Bernstock (the "Executive").

      WHEREAS, Executive and Company desire to enter into an agreement relating to the confidential information of the Company and the Executive's potential competition with the Company;

      NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, intending to be legally bound and subject to the terms and conditions stated in this Agreement, it is hereby agreed as follows:

      1.    Effectiveness of the Agreement.

            (a) The provisions of this Agreement shall only become effective if: (i) there is a Change in Control, as defined in paragraph 2 below; and (ii) Executive's employment with the Company is terminated within two years of the Change in Control pursuant to a "Qualifying Termination," as defined in subparagraph 1(b) below. If the provisions of this Agreement do become effective, the terms contained in the "Vlasic Foods International Confidential Information and Non-Competition Agreement - U.S. New Employee," dated April 6, 1998 between Executive and Company (the "Prior Agreement") shall be null and void. If the provisions of this Agreement do not become effective, the provisions of the Prior Agreement shall continue to apply.

            (b) A "Qualifying Termination" for purposes of subparagraph 1(a) means that the Executive's employment with the Company is terminated (other than by reason of death): (1) by the Company other than for Cause or Disability; (2) by the Executive for Good Reason; or (3) by the Executive for any reason whatsoever (other than death) during the Window Period. For purposes of this subparagraph 1(b), the following definitions shall apply:

                  (i) A termination for "Cause" shall mean a termination evidenced by a resolution adopted in good faith by two-thirds of the Board of Directors of the Company (the "Board of Directors") that: (A) the Executive intentionally and continually failed to substantially perform Executive's duties with the Company (other than a failure resulting from the Executive's incapacity due to physical or mental illness) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance had been delivered to the Executive specifying the manner in which the Executive had failed to substantially perform; or (B) the Executive engaged in conduct that constituted willful gross misconduct that was demonstrably and materially injurious to the Company, monetarily or otherwise, misappropriated funds, made one or more willful and material misrepresentations to the directors or officers of the Company, was grossly negligent in the performance of the Executive's duties having a material adverse effect on the business, operations, assets, properties or financial condition of the Company, or entered into competition with the Company; provided however, that no termination of the Executive's employment shall be for Cause as set forth in clause (B) above until
(x) there shall have been delivered to the Executive a copy of a written notice setting forth that the Executive was guilty of the conduct set forth in clause
(B) and specifying the particulars thereof in detail, and (y) the Executive shall have been provided an opportunity to be heard by the Board of Directors (with the assistance of the Executive's counsel if the Executive so desires). No act, nor failure to act, on the Executive's part, shall be considered "willful" unless Executive acted, or failed to act, with an absence of good faith and without a reasonable belief that Executive's action or failure to act was in the best interest of the Company. Notwithstanding anything contained in this Agreement to the contrary, no failure to perform by the Executive after a notice of termination is given by the Executive shall constitute Cause for purposes of this Agreement.

                  (ii) "Disability" shall mean a physical or mental infirmity which impairs the Executive's ability to substantially perform the Executive's duties under this Agreement for a period of one-hundred-eighty (180) consecutive days.

                  (iii) "Good Reason" shall mean the occurrence after a Change in Control of any of the events or conditions described in (1) through (10) below:


                                      (2)
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                        (1)   an assignment to the Executive of any duties
materially inconsistent with, or a reduction or change by the Company in the nature or scope of the authority, duties or responsibilities of the Executive from those assigned to or held by the Executive immediately prior thereto;

                        (2) any removal of the Executive from the positions held immediately prior to the Change in Control, except in connection with promotions to positions of greater responsibility and prestige;

                        (3) any reduction by the Company in the Executive's compensation as in effect immediately prior to the Change in Control or as the same may be increased thereafter;

                        (4) revocation or any modification of any employee benefit plan, or any action taken pursuant to the terms of any such plan, that materially reduces the opportunity of the Executive to receive benefits under any such plan;

                        (5)   a transfer or relocation of the site of
employment of the Executive immediately preceding the Change in Control, without the Executive's express written consent, to a location more than fifty (50) miles distant therefrom, or that is otherwise an unacceptable commuting distance from the Executive's principal residence at the date of the Change in Control;

                        (6) a requirement that the Executive undertake business travel to an extent substantially greater than the Executive's business travel obligations immediately prior to the Change in Control;

                        (7) the insolvency or the filing (by any party, including the Company) of a petition for bankruptcy of the Company;

                        (8) any material breach by the Company of any provision of this Agreement;

                        (9) any purported termination of the Executive's employment for Cause by the Company which does not comply with the terms of subparagraph 1(b)(i); or

                        (10) the failure of the Company to obtain an agreement, satisfactory to the Executive, from any successor or assign of the Company to assume and agree to perform this Agreement.

Any event or condition described in this paragraph 1(b)(iii) which occurs prior to a Change in Control but which the Executive reasonably demonstrates: (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control (a "Third Party"); or (ii) otherwise arose in connection with or in anticipation of a Change in Control, shall constitute Good Reason for purposes of this Agreement notwithstanding that it occurred prior to the Change in Control. The Executive's right to terminate his employment pursuant to this paragraph 1(b)(iii) shall not be affected by his incapacity due to physical or mental illness.

                  (iv) "Window Period" shall mean the thirty (30) day period beginning one year after a Change in Control.

      2.    Definition of Change-In-Control.

      For purposes of this Agreement, a "Change in Control" shall mean any of the following events:

            (a) The acquisition in one or more transactions by any "Person" (as the term person is used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"); provided however, that for purposes of this Agreement, the Voting Securities acquired directly from Company by any Person shall be excluded from the determination of such Person's Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

            (b) The individuals who, as of the later of April 1, 1998 or the first date that the membership of the Board of Directors reaches seven (7), are members of the Board of Directors (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided however, that if the election, or nomination for election by the Company's shareowners, of any new director was approved by a vote of at least two-thirds of the


                                      (3)
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Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; or

            (c) Approval by shareowners of Company of: (1) a merger or consolidation involving the Company if the shareowners of the Company, immediately before such merger or consolidation, do not own, directly or indirectly, immediately following such merger or consolidation, more than eighty percent (80%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation; or (2) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

            (d) Acceptance by shareowners of the Company of shares in a share exchange if the shareowners of Company, immediately before such share exchange, do not own, directly or indirectly, immediately following such share exchange, more than eighty percent (80%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because twenty-five percent (25%) or more of the then outstanding Voting Securities is acquired by:

                   (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries;

                  (ii) any entity that, immediately prior to such acquisition, is entirely owned (directly or indirectly) by shareowners of Company in the same proportions as their ownership of stock in the Company immediately prior to such acquisition;

                  (iii) any "Grandfathered Dorrance Family shareowner" (as hereinafter defined); or

                  (iv) any Person who has acquired such Voting Securities directly from any Grandfathered Dorrance Family shareowner but only if such Person has executed an agreement that is approved by two-thirds of the Board of Directors and pursuant to which such Person has agreed that he or she (or they) will not increase his or her (or their) Beneficial Ownership (directly or indirectly) to thirty percent (30%) or more of the outstanding Voting Securities (the "Standstill Agreement") and only for the period during which the Standstill Agreement is effective and fully honored by such Person.

For purposes of this Agreement, "Grandfathered Dorrance Family shareowner" means at any time a "Dorrance Family shareowner" (as hereinafter defined) who or which is at the time in question the Beneficial Owner solely of: (v) Voting Securities beneficially owned by such individual on April 1, 1998, (w) Voting Securities acquired directly from the Company, (x) Voting Securities acquired directly from another Grandfathered Dorrance Family shareowner, (y) Voting Securities that are also Beneficially Owned by other Grandfathered Dorrance Family shareowners at the time in question, and (z) Voting Securities acquired after April 1, 1998 other than directly from the Company or from another Grandfathered Dorrance Family shareowner by any "Dorrance Grandchild" (as hereinafter defined); provided that the aggregate amount of Voting Securities so acquired by each such Dorrance Grandchild shall not exceed five percent (5%) of the Voting Securities outstanding at the time of such acquisition. A "Dorrance Family shareowner" who or which is at the time in question the Beneficial Owner of Voting Securities that are not specified in clauses (v), (w), (x), (y) and (z) of the immediately preceding sentence shall not be a Grandfathered Dorrance Family shareowner at the time in question. For purposes of this Section, "Dorrance Family shareowners" means individuals who are descendants of the late Dr. John T. Dorrance, Sr. and/or the spouses, fiduciaries and foundations of such descendants. A "Dorrance Grandchild" means as to each particular grandchild of the late Dr. John T. Dorrance, Sr., all of the following taken collectively: such grandchild, such grandchild's descendants and/or the spouses, fiduciaries and foundations of such grandchild and such grandchild's descendants.

      Moreover, notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company that, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject


                                      (4)
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Person becomes the Beneficial Owner of any additional Voting Securities that increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

            (e) Notwithstanding anything contained in this Agreement to the contrary, if the Executive's employment with the Company is terminated within one year prior to a Change in Control and the Executive reasonably demonstrates that such termination (i) was at the request of a Third Party (as defined in subparagraph 1(b)(iii) who effectuates a Change in Control or (ii) otherwise occurred in connection with or in anticipation of, a Change in Control, then for all purposes of this Agreement, the date of a Change in Control shall mean the date immediately prior to the date of the Executive's termination of employment with the Company.

      3.    Confidential Information.

            (a) During Executive's employment with Company or its subsidiaries or affiliates, or their successors or assigns, whether existing now or in the future (collectively "Vlasic Companies"), Executive has received and has had access to confidential proprietary information about Vlasic Companies and its worldwide businesses, including but not limited to information about costs, profits, sales, marketing or business plans, existing or prospective customers, suppliers, possible acquisitions or divestitures, potential new products or markets, personnel, know-how, formulae, recipes, processes, equipment, discoveries, inventions, research, technical or scientific information and other data not available to the public (whether or not patentable or copyrightable), none of which is part of the general knowledge of the industry ("Information").

            (b) During and after Executive's employment with Vlasic Companies ("Executive's Employment"), Executive will not disclose, use, or appropriate Information for his own use or for the use of others, directly or indirectly, except as required in the performance of Executive's duties to Vlasic Companies or as required by law or any judicial proceeding. Executive hereby acknowledges that any unauthorized disclosure, use, or appropriation of Information would be highly prejudicial to Vlasic Companies. Executive further hereby acknowledges that such Information as is acquired and used by Vlasic Companies is a special, valuable and unique asset.

            (c) Executive hereby acknowledges that all originals and copies of files, writings, reports, memoranda, diaries, notebooks, notes of meetings or presentations, data, computer tapes, discs or other storage devices, drawings, charts, photographs, slides, patents, or any other form of record which contains Information created or produced for, at the direction of or by Vlasic Companies, or its employees or agents ("Records") are confidential and proprietary and shall remain the exclusive property of Vlasic Companies. In the event that Executive's Employment terminates for any reason, Executive shall deliver all Records to Vlasic Companies, upon request or before the last day of Executive's Employment.

      4. Business Diversion. For a period of three (3) years after Executive's Employment with Vlasic Companies terminates, Executive will not, directly or indirectly, divert or take away, or attempt to divert or take away, any customers or business of Vlasic Companies whom Executive serviced, called upon, or solicited during Executive's Employment, or with whom Executive became acquainted as a result of Executive's Employment.

      5. Employee Solicitation. During Executive's Employment, and for a three (3) year period after Executive's Employment terminates, Executive will not, directly or indirectly, solicit for employment, employ, interfere with or attempt to entice away from Vlasic Companies any individual who is employed by Vlasic Companies at the time of such solicitation, employment, interference, or enticement. Notwithstanding the foregoing, general solicitations of employment published in a journal, newspaper or other publication of general circulation and not specifically directed towards such employees shall not be deemed to constitute solicitation for purposes of this paragraph 5.

      6.    Competition.

            (a) During Executive's Employment with Vlasic Companies, and for a three (3) year period after Executive's Employment with Vlasic Companies terminates, Executive will not, directly or indirectly, own, advise, manage, operate, join, control, receive compensation or benefits from, or participate in the ownership, management, operation, or control of, or be employed or be otherwise connected in any manner with, any business or entity which directly or indirectly Competes (as defined in subparagraph 6(b)) with Vlasic Companies, in any part of the world in which Vlasic Companies do business.


                                      (5)
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            (b)   "Competes," as used in this Agreement, means engages in, or plans to engage in, the production, marketing or selling of any of the following:

                  (i)   a pickle, pepper or relish product;

                  (ii) a frozen breakfast, frozen entree, frozen dinner or frozen pot pie; or,

                  (iii) a barbecue sauce.

            (c)   Notwithstanding the foregoing:

                  (i) This Agreement will not preclude Executive from being a passive investor wherein Executive owns less than 1% of the issued and outstanding shares of any class of shares of any corporation listed on any recognized stock exchange, including without limitation, the New York Stock Exchange or the American Stock Exchange, or quoted on NASDAQ.

                  (ii) This Agreement will not preclude Executive from joining a company or other business entity which Competes with Vlasic Companies, as Chief Executive Officer, Chief Operating Officer, or a similar high-level executive position, but only if the aggregated gross revenues for such entity and its affiliates from all the products listed in subparagraphs 6(b)(i) through 6(b)(iii) (the "Prohibited Products") do not exceed five percent (5%) of the total gross revenues of such competing entity and its affiliates.

                  (iii) This Agreement will not preclude Executive from joining a subsidiary, division or other business unit within a company or other business entity which engages in the production, marketing or selling of any of the Prohibited Products; provided that Executive does not (1) directly or indirectly own, operate, control, advise, counsel, or manage; (2) act as a consultant for; or (3) have any other involvement or connection with, direct or indirect, that portion of such entity that engages in the production, marketing or selling of any of the Prohibited Products.

                  (iv) This Agreement will not preclude Executive from employment, consulting, ownership, operation, management or other relationships with companies or other business entities which: (1) engage in the distribution of the Prohibited Products in the food-service channels of distribution, but which do not produce, market or sell the Prohibited Products in the retail channels of distribution; or (2) are grocery or food wholesalers or retailers.

            (d) Executive hereby acknowledges that any employment or relationship in violation of this Agreement would necessarily require Executive to use or rely on Information to which Executive became privy during the course of Executive's Employment.

      7. Payment to Executive. In consideration of the covenants made in this Agreement, should the terms of this Agreement become effective as a result of the occurrence of both of the events described in paragraph 1(a)(i) and (ii) then, at that time, Company shall pay to Executive the sum of $3,500,000 (the "Non-compete Payment"). The Non-compete Payment shall be made in a single lump sum payment within 30 days of the termination of Executive's Employment. The Company shall withhold from the Non-compete Payment all taxes or other withholdings which the Company reasonably believes are required to be withheld under applicable federal, state or local law.

      8. Assignment of Agreement. This Agreement, or any portion of the Agreement or the covenants contained herein, may be assigned by the Company, without the consent of Executive, at any time and for any reason (or no reason at all), to any company or companies, or other entity or entities, which succeed, or obtain substantial assets of a business of, Vlasic Companies.

      9.    Enforcement of Agreement; Legal Proceedings.

                  (a) Executive agrees that the restrictions in this Agreement are necessary to protect the legitimate interests of Vlasic Companies, and impose no undue hardship on Executive. Executive further agrees that the breach or threatened breach of any provision of this Agreement will result in irreparable injury to Vlasic Companies, which shall have, in addition to any and all remedies of law and other consequences under this Agreement, the right to an injunction, specific performance or other equitable relief to prevent the violation of the obligations contained herein. Executive consents to the issuance of any restraining or preliminary restraining order or injunction, which arises from, directly or indirectly, any use, disclosure or conduct by Executive in violation of this


                                      (6)
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Agreement. Executive agrees that, if Vlasic Companies or its assignees prevail in any suit or proceeding under this Agreement, Executive will pay Vlasic Companies or its assignees all of their attorneys fees, costs and expenses incurred in connection with such suit or proceeding or the enforcement of their rights under this Agreement, regardless of whether the scope of the obligations contained herein are reformed by the court.

                  (b) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey without giving effect to the conflict of laws principles thereof. Each party hereto consents to subject matter and in personam jurisdiction and venue in the United States District Court of New Jersey. In the event it is determined that the United States District Court of New Jersey should lack subject matter jurisdiction for any reason, the parties consent to the jurisdiction and venue in a court of competent jurisdiction in Camden County in the State of New Jersey.

      10. Survival. This Agreement shall survive the termination of Executive's Employment for any reason.

      11. No Contract of Employment. This Agreement does not constitute a contract of employment or impose on the Company any obligation to retain the Executive, or any obligation on the Executive to remain in the employment of the Company.

      12. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

      13. Severability or Reform by the Court. In the event that any provision of this Agreement is deemed by a court of competent jurisdiction to be broader than permitted by applicable law, then such provision shall be reformed so that it is enforceable to the fullest extent permitted by applicable law.

      14. Entire Agreement. This Agreement, along with the Prior Agreement, constitutes the entire understanding between the parties with regard to the subject matter of this Agreement. This Agreement and the Prior Agreement supersede all prior agreements, understandings and arrangements, oral or written, between the parties with respect to the subject matter of this Agreement.

EXECUTIVE HEREBY ACKNOWLEDGES THAT HE HAS READ THE ABOVE DOCUMENT AND HAS BEEN GIVEN ADEQUATE TIME TO CONSULT WITH AN ATTORNEY OR OTHER ADVISOR OF HIS CHOICE.


                                      (7)
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            IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.


ATTEST:                                   VLASIC FOODS INTERNATIONAL INC.


/s/ Norma B. Carter                       By: /s/ Joseph Adler
-------------------                           ----------------
Secretary

                                          ROBERT F. BERNSTOCK

                                          /s/ Robert F. Bernstock
                                          -----------------------


                                      (8)